Exhibit 1(a)(ii)

BUSINESS CORPORATIONS ACT
(Section 27 or 171)

ALBERTA CONSUMER AND CORPORATIONS AFFAIRS

ARTICLES OF AMENDMENT
(Form 4)

1.	NAME OF CORPORATION:	2.	CORPORATE ACCESS NO.

	681673 ALBERTA LTD.		20681673

3.	THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

Section 1 of the Articles of the Corporation shall, pursuant to section 167(3) of the Business Corporations Act (Alberta), be amended by changing the name of the Corporation from 681673 ALBERTA LTD. to

IRONCLAD SYSTEMS INC.

DATE	SIGNATURE	TITLE

MARCH 12, 1996	/s/ Harley L. Winger	DIRECTOR
HARLEY L. WINGER